UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 6, 2013

AWG INTERNATIONAL WATER CORPORATION

(Exact Name of registrant as specified in its Charter)

Nevada	333-141927	20-4047619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7721 E. Trent Ave. Spokane Valley, WA	99212
(Address of principal executive offices)	(Zip Code)

(509) 474-9451

(Registrant’s telephone number, including area code)

MIP Solutions, Inc.

3773 W. 5th Ave., Ste. 301, Post Falls, ID 83854

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Nevada Revised Statutes state that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power.  Our majority stockholders took action without an annual meeting in order to eliminate the costs and management time involved in holding an annual meeting.

(a)

On June 6, 2013, the date when the last consenting stockholder signature was acquired, the majority shareholders of the Company, by written majority shareholder consent, executed a written consent in lieu of an annual meeting.

(b)

Our majority shareholders took the actions set forth below.  The total number of shares consenting were 59,093,696 shares, representing 54.6% of our issued and outstanding voting common stock.

(1)

Elected Keith White, Jeff Stockdale, Robb Perkinson and G. Wesley Sodorff to the board of directors.  These elected directors represent a re-election of our directors as previously disclosed in our filed reports.

(2)

The appointment of MartinelliMick, PLLC as the company's independent certifying accountant for fiscal year end December 31, 2013.

(3)

To and "approve, on an advisory basis, the compensation of AWG's named executive officers, as disclosed in the Executive Compensation section of the Company's annual report," and approve an advisory vote on Say-on-Pay to occur every three (3) years.

(4)

Approve and ratify the 2012 Stock Option Plan which we filed as a current report exhibit on July 18, 2012.

(c)

The Company plans to revisit the Say-on-Pay for its executive officer once every three years.

Item 9.01

Financial Statements and Exhibits

Exhibits

Number

Description

10.0

2012 Stock Option Plan

[Filed on Form 8-K July 16, 2012 as Exhibit 10.19]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 6, 2013

AWG International Water Corporation

     /s/ Jeff Stockdale

______________________________

By:  Jeff Stockdale

Title:  Chief Operating Officer